UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CIM INCOME NAV, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CIM INCOME NAV, INC.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
April 15, 2019
Dear Stockholder:
You are cordially invited to attend our 2019 Annual Meeting of Stockholders to be held on Wednesday, June 26, 2019, at 11:30 A.M. (local time) at The Camby Hotel located at 2401 East Camelback Road, Phoenix, Arizona 85016.
The matters expected to be acted upon at the meeting are described in the following Notice of 2019 Annual Meeting of Stockholders and Proxy Statement, and include the election of six directors and the ratification of the appointment of our independent registered public accounting firm.
Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of CIM Income NAV, Inc. and for a discussion of the business to be considered at the meeting.
It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR AUTHORIZE YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Authorizing a proxy to vote your shares does not deprive you of your right to attend the meeting and to vote your shares in person.
We look forward to seeing you at the meeting.

Sincerely,

Richard S. Ressler
Chairman of the Board, President and Chief Executive Officer

CIM INCOME NAV, INC.
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2019

To CIM Income NAV, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of CIM Income NAV, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on Wednesday, June 26, 2019, at 11:30 A.M. (local time) at The Camby Hotel located at 2401 East Camelback Road, Phoenix, Arizona 85016. The purpose of the meeting is to consider and vote upon:

1.	The election of six directors to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The proposals and other related matters are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on April 5, 2019 are entitled to receive this notice and to vote at the meeting. We reserve the right, in our sole discretion, to postpone or adjourn the 2019 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting, if necessary.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2019.

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT
http://www.proxyvote.com.
You may obtain directions to attend the 2019 Annual Meeting of Stockholders of the Company by calling (866) 907-2653.
All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER (A) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR (B) AUTHORIZE YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

By Order of the Board of Directors
Michael J. Komenda
Secretary
Phoenix, Arizona
April 15, 2019
PLEASE VOTE — YOUR VOTE IS IMPORTANT

CIM INCOME NAV, INC.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2019 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q: Why did you send me this proxy statement?
A: Our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2019 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement, the proxy card and our 2018 annual report to stockholders are being mailed to you on or about April 19, 2019.

Q: What is a proxy?

A: A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or authorize your proxy by telephone or over the Internet, you are giving your permission to either our chief financial officer and treasurer or our secretary to vote your shares of common stock at the annual meeting as you instruct. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote FOR all of the director nominees and FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. With respect to any other proposals to be properly presented at the meeting for voting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of one or both of the proxies. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card to us or authorize your proxy by telephone or over the Internet as soon as possible, whether or not you plan on attending the meeting in person.

If you authorize your proxy by telephone or over the Internet, please do not return your proxy card.

Q: When is the annual meeting and where will it be held?

A: The annual meeting will be held on Wednesday, June 26, 2019, at 11:30 A.M. (local time) at The Camby Hotel located at 2401 East Camelback Road, Phoenix, Arizona 85016.

Q: How many shares of common stock can vote?

A: As of the close of business on the record date of April 5, 2019, there was an aggregate of 33,876,790 shares of Class D Shares of common stock (“D Shares”), Class T Shares of common stock (“T Shares”), Class S Shares of common stock (“S Shares”), and Class I Shares of common stock (“I Shares”) issued and outstanding. Every stockholder of record as of the close of business on April 5, 2019 is entitled to one vote for each share of common stock, regardless of class, held at that date and time. Fractional shares will have corresponding fractional votes.

Q: What is a “quorum”?

A: A “quorum” consists of the presence in person or by proxy of stockholders holding at least 50% of the outstanding shares entitled to vote. There must be a quorum present in order for business to be transacted at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.

Q: What may I vote on?

A: You may vote on (i) the election of nominees to serve on our board of directors; (ii) the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and (iii) any other proposal properly presented for a vote at the annual meeting.

Q: How does the board of directors recommend I vote on the proposals?

A: The board of directors recommends a vote “FOR” all of the nominees for election as director who are named as such in this proxy statement and “FOR” ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q: Who is entitled to vote?

A: Anyone who owned our common stock at the close of business on April 5, 2019, the record date, is entitled to vote at the annual meeting.

Q: How do I vote?

A: You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may authorize their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may authorize a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may vote in person, and any previous proxies that you authorized will be superseded by the vote that you cast at the annual meeting. You may also attend the annual meeting without revoking any previously authorized proxy. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (i) FOR all of the nominees for director; (ii) FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and (iii) with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.

Q: What vote is required to approve each proposal?

A: The affirmative vote of a majority of the shares of our common stock, with each class of shares voting together as a single class, present in person or by proxy at the annual meeting at which a quorum is present is required for the election of each director nominee. Abstentions and broker non-votes will have the same effect as votes cast against each director nominee.

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for ratifying the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q: Will my vote make a difference?

A: Yes. Your vote is very important to ensure that the proposals can be acted upon. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.

Q: What if I return my proxy card and then change my mind?

A: You have the right to revoke your proxy at any time before the vote by:

1.	notifying Michael J. Komenda, our secretary, in writing at our offices located at 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016;

2.	attending the meeting and voting in person; or

3.
returning another proxy after your first proxy, which is received before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q: How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the annual meeting other than the election of directors and the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, if any other business is properly presented at the annual meeting, your proxy gives authority to either official designated proxy to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q: Who pays the cost of this proxy solicitation?

A: The Company will pay all the costs of soliciting these proxies. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q: Is this proxy statement the only way that proxies are being solicited?

A: No. In addition to mailing proxy solicitation material, our directors and officers, and employees of our sponsor, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of our sponsor for such services. We have retained Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of such services to the Company to be approximately $61,000.

Q: If I plan to attend the annual meeting in person, should I notify anyone?

A: While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would call us toll free at (866) 907-2653 to let us know that you will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q: Whom should I call if I have any questions?

A: If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Broadridge Financial Solutions, Inc.
51 Mercedes Way, Edgewood, New York 11717
 Call toll free: (800) 690-6903

PROPOSAL 1
ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of all six members of our board of directors. Those persons elected will serve as directors until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for election as directors:
•Richard S. Ressler
•George N. Fugelsang
•W. Brian Kretzmer
•Richard J. Lehmann
•Avraham Shemesh
•Roger D. Snell

Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation
The vote of holders of a majority of all shares entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR” a nominee will be considered a vote in favor of such nominee for election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “AGAINST” a nominee will be considered a vote against such nominee for election as director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS

INFORMATION ABOUT DIRECTORS AND OFFICERS
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors. Our board of directors consists of six directors, four of whom are independent directors. Our board of directors has formed three committees: the audit committee; the valuation, compensation and affiliate transactions committee; and the nominating and corporate governance committee.
Director Nominees
Our board of directors has nominated each of the following individuals for election as a director to serve until our 2020 Annual Meeting of Stockholders and until his successor is elected and qualifies. Each nominee currently is a director of the Company, and Messrs. Fugelsang, Kretzmer, Lehmann and Snell are independent directors.

Name	Age *	Position(s)
Richard S. Ressler	60	Chairman of the Board, Chief Executive Officer and President
George N. Fugelsang	78	Independent Director
W. Brian Kretzmer	66	Independent Director
Richard J. Lehmann	75	Independent Director
Avraham Shemesh	57	Director
Roger D. Snell	63	Independent Director
___________________
* As of April 15, 2019.
Richard S. Ressler has served as our chief executive officer, president and a director since February 2018, and as the chairman of our board of directors and a member of the nominating and corporate governance committee since August 2018. Mr. Ressler also has served as vice president of CIM Income NAV Management, LLC (f/k/a Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC) (“CIM Income NAV Management”), our advisor, since February 2018. In addition, Mr. Ressler serves in the following positions for CCO Group, LLC and its affiliates (collectively, “CCO Group”) and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
Cole Credit Property Trust IV, Inc. (“CCPT IV”) and Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”)	Chief executive officer, president and director Chairman of the board	February 2018 – Present August 2018 – Present
Cole Credit Property Trust V, Inc. (“CCPT V”) and Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”)	Director	January 2018 – Present
Cole REIT Management IV, LLC (“CCPT IV Management”); Cole Corporate Income Management II, LLC (“CCI II Management”); Cole Corporate Income Management III, LLC (“CCI III Management”); Cole REIT Management V, LLC (“CCPT V Management”); CREI Advisors, LLC (“CREI Advisors”); and CCO Group, LLC
	Vice president	February 2018 – Present

Mr. Ressler is the founder and President of Orchard Capital Corp. (“Orchard Capital”), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, LLC (“CIM”), a vertically-integrated owner and operator of real assets, and the indirect parent of our sponsor, advisor, dealer manager and property manager; Orchard First Source Asset Management (together with its controlled affiliates, “OFSAM”), a full-service provider of capital and leveraged finance solutions to U.S. corporations; and OCV Management, LLC (“OCV”), an investor, owner and operator of technology companies. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ: JCOM), director of Presbia PLC (NASDAQ: LENS), and chairman of CIM Commercial Trust Corporation (NASDAQ: CMCT) (“CMCT”). Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of LENS since January 2015 and as chairman of CMCT since March 2014. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its executive, investment, credit, allocation and asset management committees. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE: VGR) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler was selected to serve as a director because of his extensive real estate, business management and finance experience and expertise, in addition to his leadership roles at several public companies, all of which are expected to bring valuable insight to the board of directors.

George N. Fugelsang has served as a director and a member of our audit committee since September 2011, and as chairman of our valuation, compensation and affiliate transactions committee and a member of our nominating and corporate governance committee since August 2018. He previously served as non-executive chairman of our board of directors from June 2015 until August 2018. Mr. Fugelsang served as a member of the board of directors, audit committee and compensation committee of Cole Credit Property Trust II, Inc. (“CCPT II”) from May 2010, June 2010 and May 2011, respectively, until CCPT II’s merger with Spirit Realty Capital, Inc. in July 2013. From 1994 through 2001, Mr. Fugelsang was chief executive officer of Dresdner Kleinwort Benson North America, the U.S.-based investment banking business of Dresdner Bank AG, where he was responsible for all of Dresdner Bank AG’s activities in North America. From 1996 until 2001, Mr. Fugelsang was also chairman of the board of Dresdner Bank Mexico, S.A., chairman of the board of Dresdner Bank Canada and a member of the board of directors of Dresdner RCM Global Investors LLC. Mr. Fugelsang served on the board of managers of Mrs. Fields’ Famous Brands, LLC from May 2004 until July 2008. Mr. Fugelsang also served on the boards of trustees of the Institute of International Bankers and the Thunderbird School of Global Management, and as a member of the board of directors of Advanced Research Technologies of Montreal, Canada. He was also a member of the board of the New York City Partnership, the German American Chamber of Commerce, Inc., and a director of the Foreign Policy Association in New York. Mr. Fugelsang formerly served on the advisory board of the Monterey Institute of International Studies, an affiliate of Middlebury College. Mr. Fugelsang was selected to serve as a director because of his experience as the chief executive officer of an investment bank, his extensive financing experience and his general business accomplishments, all of which are expected to bring valuable insight to the board of directors.
W. Brian Kretzmer has served as an independent director of our company since February 2018, and a member of our audit committee and our valuation, compensation and affiliate transactions committee since August 2018. In addition, Mr. Kretzmer serves in the following positions for certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT III and CCPT IV	Independent director	February 2018 – Present

Mr. Kretzmer currently operates his own consultancy practice and is an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation (which operated principally through its subsidiary Hotel Information Systems), a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1993 to 1996 and 1999 to 2000. Mr. Kretzmer is a thirty-year veteran in technology industries. Mr. Kretzmer has also served as a director of j2 Global, Inc. since July 2007. Mr. Kretzmer holds a B.A. from Montclair State University and an M.B.A. from Farleigh Dickinson University. Mr. Kretzmer was selected to serve as a director because of his extensive operational and financial perspective and accounting expertise, in addition to his leadership roles at MAI Systems Corporation, all of which are expected to bring valuable insight to the board of directors.

Richard J. Lehmann has served as a director since January 2012, and as chairman of our nominating and corporate governance committee and a member of the valuation, compensation and affiliate transactions committee since August 2018. From 2002 until its sale to the Grandpoint Corporation in 2013, he served as the founding principal of The Biltmore Bank of Arizona and chairman of Bank Capital Corporation, its holding company, and he has served as a director of the Grandpoint Corporation since 2013. Mr. Lehmann began his banking career with Citibank in 1969. When he left Citibank in 1988, he was senior corporate officer for Europe, Middle East and Africa. In 1988, he became chairman and chief executive officer of Valley National Bank of Arizona and served in that capacity until the bank was sold to Banc One Corporation in 1993. Mr. Lehmann remained with the combined company and was appointed president and chief operating officer of Banc One and as a member of its board of directors in 1995. Following the merger of Banc One with First Chicago NBD Corporation to form Bank One Corporation in 1998, Mr. Lehmann served as vice chairman of the combined entity until his retirement on December 31, 1999. Mr. Lehmann also serves on the board of directors and on the compensation, nominating and governance and executive committees of Knight Transportation, Inc., and as a director and chairman of the finance and investments committee of the TGen Foundation. He previously served on the boards of Cole Real Estate Income Strategy, Inc., eFunds Corporation, iCrossing, Inc., Moore Corporation, and the Thunderbird School of Global Management. Prior civic activities include board participation with the Phoenix Art Museum, Ohio State University Hospital, Greater Phoenix Leadership, United Way of Greater Phoenix (campaign Chairman), and The Nature Conservancy of Arizona. Mr. Lehmann received an MBA and BA from the University of Washington. Mr. Lehmann was selected to serve as a director because of his experience as a financial services industry executive, with strong leadership, finance and global experience, all of which are expected to bring valuable insight to the board of directors.
Avraham Shemesh has served as a director since January 2019. Mr. Shemesh has also served as president and treasurer of CIM Income NAV Management since February 2018. In addition, Mr. Shemesh serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT II	Chief executive officer and president Chairman of the Board	February 2018 – Present August 2018 – Present
CCPT V	Chief executive officer and president Director Chairman of the Board	February 2018 – Present March 2018 – Present August 2018 – Present
CCIT III	Director	January 2019 – Present
CCPT IV	Director	March 2019 – Present
CCPT V Management; CCI III Management; CCPT IV Management; CCI II Management; CCO Group, LLC; and CREI Advisors	President and treasurer	February 2018 – Present
Mr. Shemesh is a Co-Founder and Principal of CIM, with more than 25 years of active real estate, infrastructure and lending experience. Since co-founding CIM in 1994, Mr. Shemesh has been instrumental in building the firm’s real estate, infrastructure and debt platforms. He serves on CIM’s Investment and Real Assets Management Committees, providing guidance on the diverse opportunities available across CIM’s various platforms. Mr. Shemesh is responsible for CIM’s long-time relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication. Since March 2014, Mr. Shemesh also has served as a director of CMCT, a real estate investment trust that acquires, owns and operates office investments and is operated by affiliates of CIM. Prior to CIM, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a wide variety of commercial and multifamily properties in Los Angeles. Mr. Shemesh was selected to serve as a director because of his significant experience with the real estate acquisition process and strategic planning as a result of his experience with CIM, including as a Co-Founder thereof, as well as his leadership roles at CIM and CMCT.

Roger D. Snell has served as a director and as the chairman of the audit committee since September 2011, and as a member of the valuation, compensation and affiliate transactions committee since August 2018. Mr. Snell has been chief investment officer of Veritas Investments, a multi-family real estate investment firm, since January

2012. From February 2003 until June 2012, Mr. Snell was the managing director of SIP Investment Partners, a commercial real estate investment firm. From February 1997 to June 2002, Mr. Snell was president and chief executive officer of Peregrine Real Estate Investment Trust, a publicly-traded commercial real estate and hotel property REIT that was reorganized into a private company named WinShip Properties. In 1996, prior to joining Peregrine, Mr. Snell was managing director of Snell & Co., LLC, an investment advisory firm, and president and chief executive officer of Perini Investment Properties, a publicly traded REIT focusing on commercial real estate and hotel properties (later renamed Pacific Gateway Properties), from January 1993 to January 1996. Prior to joining Perini, Mr. Snell held various leadership positions in other commercial real estate investment and development companies. Mr. Snell received an MBA from Harvard Business School and a B.S. degree from the University of California, Berkeley. Mr. Snell was selected to serve as a director because of his experience as a real estate industry executive with executive investment, capital markets and portfolio management expertise, all of which are expected to bring valuable insight to the board of directors.
Board Meetings and Annual Stockholder Meeting
The board of directors held five meetings during the fiscal year ended December 31, 2018. Each director attended all of his board and committee meetings during the fiscal year ended December 31, 2018. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend. All of our directors serving at the time of our 2018 Annual Meeting of Stockholders attended our 2018 Annual Meeting of Stockholders either in person or by telephone.
Independence
As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board. Consistent with our charter and applicable securities and other laws and regulations regarding the definition of “independent,” after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Fugelsang, Kretzmer, Lehmann and Snell, who comprise a majority of our board, qualify as independent directors. A copy of our independent director definition, which is contained in our charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, is attached hereto as Appendix A. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.
Board Committees
The board of directors has established a committee structure that includes an audit committee, a valuation, compensation and affiliate transactions committee and a nominating and corporate governance committee. The audit committee and valuation, compensation and affiliate transactions committee are each comprised solely of independent directors.

Audit Committee
The audit committee is comprised of Mr. Snell, Mr. Fugelsang and Mr. Kretzmer, all of whom are independent directors. Mr. Snell serves as the chairman of the audit committee. The audit committee reports regularly to the full board. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the board. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our sponsor’s website at www.cimgroup.com/strategies/individual/managed-reit-corporate-governance by clicking on “INAV.”
Although our shares are not listed for trading on any national securities exchange, all members of the audit committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our charter and applicable rules and regulations of the SEC. While each member of the audit committee has significant financial experience, the board of directors has determined that Mr. Snell and Mr. Kretzmer satisfy the SEC’s requirements for an “audit committee financial expert” and has designated Mr. Snell and Mr. Kretzmer as our audit committee financial experts. The audit committee met four times during 2018.
Valuation, Compensation and Affiliate Transactions Committee
In August 2018, our board of directors established a valuation, compensation and affiliate transactions committee. It is comprised solely of our independent directors, Messrs. Fugelsang, Kretzmer, Lehmann and Snell. Mr. Fugelsang serves as the chairman of the committee. The committee met one time during 2018. Our board of directors has adopted a charter for the valuation, compensation and affiliate transactions committee that sets forth its specific functions and responsibilities. The charter of the valuation, compensation and affiliate transactions committee is available on our sponsor’s website at www.cimgroup.com/strategies/individual/managed-reit-corporate-governance by clicking on “INAV.”
The primary purposes of the committee are to: (1) assist the board of directors in satisfying its obligations with respect to matters related to the Company’s net asset value (“NAV”), including periodic review of the Company’s valuation policies; (2) oversee the Company’s compensation programs, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and to administer any such plans or programs as required by the terms thereof; (3) perform an annual or more frequent review of the advisory agreement between the Company and its advisor, CIM Income NAV Management, and/or its affiliates, and any amendments thereto, and review the performance of CIM Income NAV Management and determine whether compensation paid to it is reasonable in relation to the nature and quality of services performed and the investment performance of the Company, and that the provisions of the advisory agreement are being carried out by the advisor; (4) consider for approval any other agreements and transactions between the Company and/or its subsidiaries on the one hand and any of (i) the advisor, (ii) CIM and/or its subsidiaries, and (iii) a director or officer of the Company, or (iv) an affiliate of the foregoing, on the other hand; and (5) consider the approval of all other matters required to be approved by the independent directors. Notwithstanding the scope of the committee’s responsibilities under the charter with respect to compensation matters, our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not pay any compensation directly to our executive officers or non-independent directors.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee was established by our board of directors in August 2018. The committee consists of three directors, Messrs. Fugelsang, Lehmann and Ressler. Mr. Lehmann serves as the chairman of the committee. The primary purposes of the nominating and corporate governance committee are to: (1) at the request of the board of directors, review and make recommendations to the board of directors regarding the size, structure and composition of the board of directors and its committees; (2) establish criteria for the selection of directors to serve on the board; (3) identify and evaluate individuals believed to be qualified to become board members, including persons suggested by the Company’s stockholders or others on a substantially similar basis as it considers other nominees, and conduct appropriate inquiries into the independence, background and qualifications of such possible candidates, including all applicable requirements contained in the Company’s charter; (4) recommend prospective candidates to the board for nomination by the board at each annual meeting of the stockholders or any special meeting of the stockholders at which directors are to be elected, and for any vacancies or newly created directorships on the board of directors; (5) make recommendations to the board of directors regarding members to serve on committees of the board of directors, taking into account the experience and expertise of each individual director; (6) review on an annual basis the Company’s codes of ethics for independent directors and the principal executive officer and senior financial officers, respectively, as well as such other governance documents and policies that may be adopted by the Company from time to time; and (7) advise and make recommendations to the board of directors on corporate governance and all matters pertaining to the role of the board of directors and the practices and the performance of its directors.
Our board of directors has adopted a charter for the nominating and corporate governance committee that sets forth its specific functions and responsibilities. The charter of the nominating and corporate governance committee is available on our sponsor’s website at www.cimgroup.com/strategies/individual/managed-reit-corporate-governance by clicking on “INAV.”
Given the date of the establishment of the nominating and corporate governance committee, the committee did not meet in 2018. Prior to the establishment of the nominating and corporate governance committee, the functions of the committee were carried out by the full board of directors.

The nominating and corporate governance committee and the board of directors annually review the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations included the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. A majority of our directors must be independent, as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.
Historically, our board of directors has solicited candidate recommendations from its own members and management of the Company. The Company has not employed and does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our nominating and corporate governance committee and board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the time frame required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our nominating and corporate governance committee and board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the nominating and corporate governance committee and the board of directors are guided by the principles that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our nominating and corporate governance committee and board of directors may also consider an assessment of its diversity, including factors such as, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the Board of Directors of CIM Income NAV, Inc., c/o Corporate Secretary, 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
The chairman of the board of directors will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received.
Board Leadership Structure
Our board of directors has the authority to select the leadership structure it considers appropriate, considering many factors including the specific needs of our business and what is in the best interests of our stockholders. In 2018, our board of directors completed a review of the Company’s corporate governance practices, including the corporate governance practices of its peers in the industry. In August 2018, the board of directors implemented certain changes, including naming Richard S. Ressler, who is also our chief executive officer and president, as our chairman of the board, and creating two new committees: the valuation, compensation and affiliate transactions committee, of which Mr. Fugelsang, our former chairman of the board, is the chairman; and the nominating, corporate governance and affiliate transactions committee, of which Mr. Lehmann is the chairman. The board of directors believes these changes will allow the Company to better leverage the experience and expertise of Mr. Ressler with respect to setting the investment strategy of the Company, while retaining the experience and oversight of Mr. Fugelsang as chairman of the valuation, compensation and affiliate transactions committee, which consists only of all of the independent directors and considers matters for which the oversight of our independent directors is key, including matters relating to the valuation of the Company’s common stock, review of the performance and fees paid to the advisor, and consideration of the renewal of the Company’s advisor on an annual basis. The board of directors believes that the current board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company. With the assistance of the nominating and corporate governance committee, the board of directors will continue to monitor the corporate governance practices of the company, including the leadership structure of its board of directors.
In addition, although we do not have a lead independent director, in light of the function and make-up of the valuation, compensation and affiliate transactions committee, and for the reasons further set forth below, the board of directors believes that its current corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of and communication with our executive officers, as well as the officers and key personnel of our advisor. Some of the relevant processes and other corporate governance practices include:

•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of the independent directors. The audit committee and the valuation, compensation and affiliate transactions committee are comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•
Our advisor has a one-year contract, with an annual review by, and renewal subject to the approval of, our board of directors. The fees paid to our advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight
The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
The board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of our Company’s executive officers and our advisor. In particular, the board of directors may determine at any time to terminate the advisor, and must evaluate the performance of the advisor, and re-authorize the advisory agreement, on an annual basis.
In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. In addition, we have adopted policies and procedures with respect to complaints related to accounting, internal accounting controls or auditing matters, which enables anonymous and confidential submission of complaints that the audit committee shall discuss with management. Further, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Business Conduct and Ethics”) that is applicable to our principal executive officer, principal financial officer and principal accounting officer. The policy may be located on our sponsor’s website at www.cimgroup.com/strategies/individual/managed-reit-corporate-governance by clicking on “INAV.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our sponsor’s website as necessary.

Compensation of Directors
Summary
Directors who are also officers or employees of the Company, our advisor or their affiliates (Messrs. Ressler and Shemesh) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Prior to October 2018, we paid to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee and $10,000 to the non-executive chairman of the board of directors. We also paid $2,000 for each meeting of our board of directors or committee thereof that the director attended in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attended by telephone. In the event that there was a meeting of the board of directors and one or more committees thereof in a single day, the fees paid to each director were limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there was a meeting of such committee).
Beginning in October 2018, each independent director receives compensation for service on the board of directors and any of its committees as provided below:

•	an annual board membership retainer of $90,000; and

•	an additional annual retainer for each committee on which a director serves equal to $25,000 for the committee chair and $15,000 for other members of the committee.
Each director’s aggregate annual board compensation will be paid 75% in cash (in four quarterly installments) and 25% will be paid in the form of an annual grant of restricted Class D Shares based on the then-current per share NAV at the time of grant pursuant to the CIM Income NAV, Inc. 2018 Equity Incentive Plan (the “Equity Plan”), as further described below. Restricted stock grants issued pursuant to the Equity Plan will generally vest one year from the date of the grant. In addition, all directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Richard S. Ressler(1)	$—	$—	$—	$—	$—
Glenn J. Rufrano(2)	$—	$—	$—	$—	$—
George N. Fugelsang	$64,500	$36,250	$—	$—	$100,750
W. Brian Kretzmer(1)	$35,694	$30,000	$—	$—	$65,694
Richard J. Lehmann	$55,000	$32,500	$—	$—	$87,500
Avraham Shemesh(3)	$—	$—	$—	$—	$—
Roger D. Snell	$65,000	$32,500	$—	$—	$97,500
___________________
(1) Mr. Kretzmer and Mr. Ressler were appointed as members of our board of directors effective February 1, 2018.(2) Mr. Rufrano resigned from the board of directors effective December 31, 2018. Mr. Rufrano was not an independent director and was not compensated for his service on the board of directors.
(3) Mr. Shemesh was appointed as a member of the board of directors effective immediately upon the resignation of Mr. Rufrano, whose resignation was effective on December 31, 2018. Mr. Shemesh is not an independent director and is not compensated for his service on the board of directors.
(4) Represents the grant date fair value of the restricted Class D Shares issued pursuant to the Equity Plan, for purposes of ASC Topic 718, Compensation—Stock Compensation. Each of the independent directors received a grant of restricted Class D Shares on October 1, 2018, which shares will vest one year from the date of grant. The grant date fair value of the restricted shares is based on the per share estimated NAV for Class D Shares on October 1, 2018, which was $18.20.

Long Term Incentive Plan Awards to Independent Directors

In August 2018, in connection with the approval and implementation of a revised compensation structure of our independent directors, the board of directors approved the Equity Plan, under which 400,000 of the Company’s common shares were reserved for issuance and share awards of 393,000 are available for future grant at December 31, 2018. Under the Equity Plan, the board of directors or a committee designated by the board of directors has the authority to grant restricted stock awards or deferred stock awards to non-employee directors of the Company. The board of directors or committee also has the authority to determine the terms of any award granted pursuant to the Equity Plan, including vesting schedules, restrictions and acceleration of any restrictions. The purpose of the Equity Plan is to help the Company: (1) align the interests of the non-employee directors compensated under the Equity Plan with the Company’s stockholders; and (2) to promote ownership of the Company’s equity. Pursuant to the Equity Plan, we may award restricted stock or deferred stock units.

On October 1, 2018, the Company granted awards of approximately 1,800 restricted shares of Class D Shares to each of the independent members of the board of directors (approximately 7,200 restricted shares in aggregate) under the Equity Plan, which fully vest on October 1, 2019 based on one year of continuous service, representing 25% of each independent director’s annual aggregate board compensation for the twelve month period beginning October 2018 (the “October 2018 Restricted Stock Awards”). The October 2018 Restricted Stock Awards vest on the one-year anniversary of the award date.
The term of the Equity Plan is ten years. The board of directors may amend or terminate the Equity Plan at any time prior to its ten year term, provided that the Equity Plan will remain in effect until all awards made pursuant to the Equity Plan have been satisfied or terminated in accordance with the Equity Plan. Upon a change of control, including the dissolution, liquidation, reorganization, merger or consolidation with one or more entities as a result of which we are not the surviving corporation, or upon a sale of all or substantially all of our assets, the board of directors or a committee thereof may make provisions for any awards not assumed or substituted pursuant to the agreement effectuating the change of control, including (1) accelerating the vesting period of unvested awards, or (2) canceling any non-vested award or other awards in which the fair market value of the shares subject to the award is zero, in each case in accordance with and pursuant to the terms of the applicable award agreement and the Equity Plan.
In the event that our valuation, compensation and affiliate transactions committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan or with respect to an award, then the valuation, compensation and affiliate transactions committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
Compensation Committee Interlocks and Insider Participation
The board of directors of the Company reestablished the valuation committee as the valuation, compensation and affiliate transactions committee in August 2018, which consists only of all of our independent directors. In addition, we do not separately compensate our executive officers. Therefore, none of our executive officers participated in any deliberations regarding executive compensation.
During the fiscal year ended December 31, 2018, both of our executive officers served as executive officers (and, in the case of Mr. Ressler, as a director) of other externally managed companies sponsored by our sponsor. In addition, Mr. Shemesh serves as an executive officer and director of other externally managed companies sponsored by our sponsor. Like us, such companies have a valuation, compensation and affiliate transactions committee consisting only of all of their independent directors, and they do not separately compensate their executive officers. During the fiscal year ended December 31, 2018, one of our directors, Mr. Rufrano, served as the chief executive officer and a director of VEREIT, Inc. (“VEREIT”), which was the indirect parent of our sponsor during January of 2018; however he did not serve on that company’s compensation committee.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely upon a review of the copies of any such forms furnished to us during and with respect to the fiscal year ended December 31, 2018 or written representations from our executive officers and directors, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2018, with the exception of a Form 4 filed on June 11, 2018 for Mr. Rufrano, which reflects the decrease in shares of the common stock of the Company held by VEREIT Operating Partnership, L.P. (“VEREIT OP”), which shares were acquired by CCA Acquisitions, LLC in connection with its acquisition of our sponsor and advisor from VEREIT OP.

Executive Officers
In addition to Richard S. Ressler, the following individual currently serves as an executive officer of the Company:
Nathan D. DeBacker, age 39, has served as our chief financial officer and treasurer since August 2016, and as vice president of CIM Income NAV Management since February 2018. In addition, Mr. DeBacker serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV; CCIT II; CCPT V; and CCIT III	Chief financial officer and treasurer	August 2016 – Present
CR IV Management; CR V Management; CCI II Management; CCI III Management; CCO Group; and CREI Advisors	Vice president	February 2018 – Present
CCO Capital, LLC	Vice president Chief financial officer	December 2018 – Present February 2018 – December 2018 March 2019 – Present
In addition, Mr. DeBacker has served as chief financial officer of CMCT since March 2019. From August 2016 to February 2018, Mr. DeBacker served as senior vice president and chief financial officer, Cole REITs, of VEREIT. Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to business organizations, from May 2014 until August 2016 and sold his ownership interest in the assets of CFO Financial Services, LLC in March 2017. He did not manage or otherwise provide any services with respect to any client accounts for CFO Financial Services, LLC from the time that he joined VEREIT in August 2016 until the sale of his ownership interest in the assets of CFO Financial Services, LLC was finalized. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital, the predecessor to CCO Group, and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his bachelor’s degree in accounting from the University of Arizona and is a Certified Public Accountant in Arizona.
Each of our executive officers has stated that there is no arrangement or understanding of any kind between him and any other person relating to his appointment as an executive officer of our Company.
Compensation of Executive Officers
We have no employees. Our executive officers, including our principal financial officer, do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.
Certain of our executive officers are also officers of CIM Income NAV Management, our advisor, and/or its affiliates, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement and dealer manager agreement. We also reimburse CIM Income NAV Management for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our advisor and dealer manager or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of April 5, 2019 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 19,049,860 Class D Shares, 13,714,260 Class T Shares, 1,112,670 Class I Shares, and no Class S Shares of common stock outstanding as of April 5, 2019.

Name of Beneficial Owner (1)	Number of D Shares of Common Stock Beneficially Owned (2)	Number of T Shares of Common Stock Beneficially Owned (2)	Number of S Shares of Common Stock Beneficially Owned(2)	Number of I Shares of Common Stock Beneficially Owned (2)	Percentage
Richard S. Ressler	—	—	—	—	—
George N. Fugelsang(3)	1,992	—	—	—	*
W. Brian Kretzmer(4)	1,694	—	—	—	*
Richard J. Lehmann(5)	1,835	—	—	—	*
Avraham Shemesh	—	—	—	—	—
Roger D. Snell(6)	1,835	—	—	—	*
Nathan D. DeBacker	—	—	—	—	—
All executive officers and directors as a group (7 persons)	7,356	—	—	—	*
___________________

(1)	The address of each beneficial owner listed is c/o CIM Income NAV, Inc., 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following April 5, 2019.

(3)	Represents restricted Class D Shares of common stock issued under the Equity Plan in connection with Mr. Fugelsang’s service as a member of the board of directors.
(4)	Represents restricted Class D Shares of common stock issued under the Equity Plan in connection with Mr. Kretzmer’s service as a member of the board of directors.
(5)	Includes 1,785.714 restricted Class D Shares of common stock issued under the Equity Plan in connection with Mr. Lehmann’s service as a member of the board of directors.
(6)	Includes 1,785.714 restricted Class D Shares of common stock issued under the Equity Plan in connection with Mr. Snell’s service as a member of the board of directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Independent Auditors
The audit committee has engaged Deloitte as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2019. Deloitte has served as our independent registered public accounting firm since our formation in July 2010. Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee may reconsider whether or not to retain Deloitte in the future. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.
Fees
During the year ended December 31, 2018, Deloitte served as our independent registered public accounting firm and provided certain tax and other services. The audit committee reviewed the audit and non-audit services performed by Deloitte, as well as the fees charged by Deloitte for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte. The aggregate fees billed to us for professional accounting services, including the audit of the Company’s annual financial statements by Deloitte for the years ended December 31, 2018 and December 31, 2017, are set forth in the table below.

	Year Ended December 31,
Type of Service	2018	2017
Audit fees (1)	$502,138	$714,900
Audit-related fees	—	—
Tax fees (2)	59,478	56,940
All other fees	—	—
Total	$561,616	$771,840

___________________

(1)
Represents fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, audits of acquired properties or businesses, property audits required by loan agreements, and statutory audits for our subsidiaries or affiliates.

(2)
Represents fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

Pre-Approval Policies and Procedures
The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.
All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to engagement of the independent auditors. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy, are to be disclosed to the full audit committee at the next regularly scheduled meeting.
All services rendered by Deloitte for the years ended December 31, 2018 and December 31, 2017 were pre-approved in accordance with the policies and procedures described above.
A representative of Deloitte is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

AUDIT COMMITTEE REPORT
Our management has the primary responsibility for the Company’s accounting and financial reporting process, including the system of internal control over financial reporting, and the preparation of the Company’s financial statements. Deloitte, the Company’s independent registered public accounting firm, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In this context, the responsibility of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte the Company’s 2018 audited financial statements, and management and Deloitte represented to the audit committee that such audited financial statements were prepared in accordance with GAAP.
The audit committee also reviewed and discussed with Deloitte the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the PCAOB. In addition, the audit committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and discussed with Deloitte its independence.
The audit committee discussed with Deloitte the overall scope and plans for the audit. The audit committee meets periodically with Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
Based on these reviews and discussions, the audit committee recommended to the board of directors that the 2018 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee of the Board of Directors: Roger D. Snell (Chairman) George N. Fugelsang W. Brian Kretzmer

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2018. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.
Advisory Agreement
We are party to an Advisory Agreement with CIM Income NAV Management whereby CIM Income NAV Management manages our day-to-day operations and identifies and makes investments on our behalf. In return, we pay to CIM Income NAV Management an asset-based advisory fee that is payable in arrears on a monthly basis and, until November 27, 2018, accrued daily in an amount equal to 1/365th of 0.90% of our NAV for each class of common stock, for each day. Based on the performance of our advisor and to align with current market terms, the advisory fee was increased to an annualized amount equal to 1.10% of the NAV for each class of common stock. Advisory fees for the year ended December 31, 2018 totaled $4.9 million. We also reimburse CIM Income NAV Management for expenses incurred in connection with the provision of advisory services pursuant to the Advisory Agreement. Such expense reimbursements for the year ended December 31, 2018 totaled $934,000.
In addition, we reimburse CIM Income NAV Management for acquisition expenses incurred in connection with the acquisition of our investments. Such payments for the year ended December 31, 2018 totaled $1.7 million. Furthermore, we reimburse the expenses incurred by CIM Income NAV Management in connection with its provision of services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers. We do not reimburse CIM Income NAV Management for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) at the end of the four preceding fiscal quarters exceed the greater of (i) 2.0% of average invested assets, or (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Such operating expense related payments for the year ended December 31, 2018 totaled $2.7 million.
Additionally, we are required to pay to CIM Income NAV Management a performance-based fee calculated based on our annual total return to stockholders, payable annually in arrears.  For periods before January 1, 2019, the performance fee was calculated such that for any calendar year in which the total return per share for a particular class exceeded 6.0%, which we refer to as the 6.0% return, CIM Income NAV Management would receive 25.0% of the excess total return above the 6.0% return allocable to that class; provided, among other things, that in no event would we pay CIM Income NAV Management more than 10.0% of the aggregate total return for that class for such year. During the year ended December 31, 2018, no such performance fees were paid to CIM Income NAV Management. Starting with the period beginning January 1, 2019, the performance-based fee will be equal to 12.5% of the Total Return of each class of our shares, subject to a 5% Hurdle Amount, a High Water Mark and a Catch-Up (each term as defined in our Advisory Agreement, as amended). Such fee is calculated and paid annually in arrears.
CIM Income NAV Management incurs expenses in connection with our organization and our public offering of our common stock. Pursuant to the Advisory Agreement, we reimburse CIM Income NAV Management up to 0.75% of the aggregate gross offering proceeds with respect to those expenses. During the year ended December 31, 2018, we incurred $1.3 million of organization and offering expense reimbursements payable to CIM Income NAV Management.
Our Advisory Agreement has a term expiring November 30, 2019, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Our independent directors are required to determine, at least annually, that the compensation to CIM Income NAV Management is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that such compensation is within the limits set forth in our charter.
Richard S. Ressler, our chief executive officer and president and one of our directors, is a vice president of CIM Income NAV Management. Additionally, Mr. Shemesh, a director, and Mr. DeBacker, our chief financial officer and treasurer, are officers of CIM Income NAV Management.

Dealer Manager Agreement
We are party to a Dealer Manager Agreement with CCO Capital, the dealer manager in our public offering. Prior to November 26, 2018, we charged a selling commission on our Advisor Class Shares (“Class A Shares”) sold in our primary offering of up to 3.75% of the offering price per share for Class A Shares on the date of purchase, which we paid to CCO Capital, who, in turn, reallowed 100% of such selling commissions to participating broker-dealers. We also paid to CCO Capital an asset-based dealer manager fee that was payable in arrears on a monthly basis and accrued daily in an amount equal to (1) 1/365th of 0.55% of our NAV for Wrap Class Shares (“Class W Shares”) for such day, (2) 1/365th of 0.55% of our NAV for Class A Shares for such day and (3) 1/365th of 0.25% of our NAV for Institutional Class Shares (“Class I Shares”) for such day. At CCO Capital’s discretion, it reallowed a portion of the dealer manager fee received on Class W Shares, Class A Shares and Class I Shares to certain participating broker dealers. Additionally, we paid CCO Capital an asset-based distribution fee for Class A Shares that was payable in arrears on a monthly basis and accrued daily in an amount equal to 1/365th of 0.50% of our NAV for Class A Shares for such day. At our dealer manager’s discretion, it reallowed a portion of the distribution fee to participating broker-dealers.

On November 27, 2018 (the “Restructure Date”), we amended our charter to, among other things, change the name and designation of our Class W Shares to D Shares, our Class A Shares to T Shares, and our Class I Shares to I Shares, and we supplemented our charter to reclassify a portion of our common stock as S Shares, to be offered alongside our D Shares, T Shares and I Shares in our offering.

For T Shares sold in the primary offering, we may charge upfront selling commissions of up to 3.00% of the transaction price and dealer manager fees of 0.50% of the transaction price. For D Shares sold in the primary offering, we may charge upfront selling commissions of up to 1.50% of the transaction price. For S Shares sold in the primary offering, we may charge upfront selling commissions of up to 3.50% of the transaction price. We pay such upfront selling fees to Cole Capital, who will reallow 100% of such selling commissions to participating broker-dealers and, in its discretion, may reallow a portion of the dealer manager fee received to participating broker-dealers. We will also pay the following stockholder servicing fees over time to CCO Capital: (a) for T Shares only, an advisor stockholder servicing fee of 0.65% per annum, and a stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the T Shares. However, with respect to T Shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for S Shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the S Shares and (c) for D Shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the D Shares, in each case, payable monthly. The stockholder servicing fees are paid monthly in arrears and accrues daily in an amount equal to (1) 1/365th of 0.25% of our NAV for D Shares for such day, (2) 1/365th of 0.85% of our NAV for T Shares for such day and (3) 1/365th of 0.85% of our NAV for S Shares for such day. No stockholder servicing fees will be paid with respect to the Class I Shares. For D Shares, T Shares and S Shares, the upfront selling commission and dealer manager fee, as applicable, may vary at certain participating broker-dealers, provided that the sum will not exceed 3.50% for T Shares and S Shares, and 1.50% for D Shares. Total maximum selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the D Shares, T Shares and S Shares will not exceed 8.75% of the gross proceeds in our primary offering for D Shares, T Shares and S Shares.

For the year ended December 31, 2018, we paid to CCO Capital commissions and dealer manager fees totaling $6.5 million.
Richard S. Ressler, our chief executive officer and president and one of our directors, also is vice president of CCO Capital’s manager, CCO Capital Manager, LLC, and its sole member, CCO Group, LLC. Additionally, Mr. Shemesh, a director, and Mr. DeBacker, our chief financial officer and treasurer, are officers of CCO Capital Manager and CCO Group, LLC.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains, or we have adopted policies containing, a number of restrictions relating to (1) transactions we may enter into with our sponsor, our advisor, any of our directors or any of their respective affiliates, (2) certain future offerings and (3) the allocation of investment opportunities among other real estate programs sponsored by CCO Group. Conflict resolution provisions that are in our charter or in policies adopted by our board of directors include, among others, the following:

•
We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless (1) a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us, and (2) either (A) the purchase price is no greater than the cost of the property to the seller, including acquisition-related expenses, or (B) a majority of the independent directors determines that there is substantial justification for any amount above such cost and that the difference is reasonable. In no event will we acquire any property from an affiliate at an amount in excess of its current appraised value as determined by an independent appraiser.

•
We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates, unless (1) a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties, and (2) either (A) the sale is greater than the cost of the property to us, including acquisition-related expenses, or (B) a majority of the independent directors determines that there is substantial justification for any amount below such cost, and that the difference is reasonable. In no event will we sell any property to an affiliate at an amount less than its current appraised value as determined by an independent appraiser.

•
Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us, except that we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged or is insufficient. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, who are not otherwise interested in such transactions as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may not make loans to our sponsor, our advisor, any of our directors or any of their respective affiliates except for certain mortgages or loans to wholly owned subsidiaries.

•
We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
Our property acquisitions and other investments are allocated among us and the programs sponsored by CCO Group pursuant to an asset allocation policy. Pursuant to the policy, in the event that an investment opportunity becomes available that may be suitable for both us or one or more of the other programs sponsored by CCO Group, and for which more than one of such entities has sufficient uninvested funds, an allocation committee, which is comprised entirely of employees of CIM, CCO Group or their respective affiliates (the “Allocation Committee”), will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	whether any of the entities already owns an associated land parcel or building;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the ability of each entity to finance the property, if necessary;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the Allocation Committee, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or retail properties or anchored shopping centers) will be allocated such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the Allocation Committee, to be more appropriate for an entity other than the entity that committed to make the investment, the Allocation Committee may determine that another program sponsored by CCO Group will make the investment. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by other programs sponsored by CCO Group seeking to acquire similar types of properties is applied fairly to us.

STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the 2020 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2020 Annual Meeting of Stockholders, must be received by our secretary, Michael J. Komenda, at our offices no later than December 17, 2019, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2020 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2020 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Michael J. Komenda, at our offices no earlier than November 17, 2019 and no later than December 17, 2019. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2019 Annual Meeting of Stockholders other than the matters referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
A copy of the Company’s 2018 annual report to stockholders, filed with the SEC, is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning the Company through the Internet at www.sec.gov and www.cimgroup.com/strategies/individual/managed-reit-corporate-governance. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors
Michael J. Komenda
Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

APPENDIX A
Article IV of the Company’s charter defines an independent director as follows:
Independent Director. The term “Independent Director” shall mean a Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Corporation, (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the prospective Independent Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the prospective Independent Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect relationship with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

A-1

CIM

CIM INCOME NAV, INC.
C/O BROADRIDGE FINANCIAL SOLUTIONS
P.O. BOX 1337
BRENTWOOD, NY 11717-4627

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark in blue or black ink, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E72287-P23926

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIM INCOME NAV, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1.

Nominees:	For	Against	Abstain
1a. Richard S. Ressler	☐	☐	☐
1b. George N. Fugelsang	☐	☐	☐
1c. W. Brian Kretzmer	☐	☐	☐
1d. Richard J. Lehmann	☐	☐	☐
1e. Avraham Shemesh	☐	☐	☐
1f. Roger D. Snell	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.	For	Against	Abstain
2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

Note: Other business may come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature and title, if applicable	Date	Signature (Joint Owners)	Date